Exhibit 3.315

ARTICLES OF ORGANIZATION

OF

CHESTERFIELD VILLAGE HOTEL, LLC

1. The name of the limited liability company is: Chesterfield Village Hotel, LLC.

2. The purpose for which the limited liability company is organized: the transaction of any or all lawful business for which a limited liability company may be organized under Missouri law.

3. The name and address of the limited liability company’s registered agent in Missouri is:

Corporation Company

7733 Forsyth Boulevard

Clayton, Missouri 63105

4. The management of the limited liability company is vested in one or more managers.

5. The latest date on which the limited liability company is to dissolve is December 31, 2050.

6. The name and address of the organizer:

Gary J. Prosterman

6141 Walnut Grove Road, Suite 200

Memphis, Tennessee 38120

7. For tax purposes, the limited liability company will be operating as a partnership.

In affirmation thereof, the facts stated above are true:

/s/ Gary J. Prosterman
Gary J. Prosterman, Organizer

[SEAL]	State of Missouri Rebecca McDowell Cook, Secretary of State P.O. Box 778, Jefferson City, Mo. 65102 Corporation Division

Statement of Change of Business Office

of a Registered Agent of a

Limited Liability Company

(Submit in duplicate with filing fee of $ 10)

Instructions

The registered office may be the same as the place of business of the limited liability company. The address of its registered office and the address of the business office of its registered agent must be identical. The limited liability company cannot act as its own registered agent. The signature of the agent, if a corporation, must be executed by the authorized person(s).

Any subsequent change in the registered office or agent must be immediately reported to the Secretary of State.

Charter No.	LC0017416

1.	The name of the limited liability company is:	CHESTERFIELD VILLAGE HOTEL, LLC

2.	The name of the registered agent is:	The Corporation Company

3.	The present street address of the business office is:	7733 Forsyth Blvd.

Clayton, Missouri 63105

to be changed to:	120 South Central Avenue, Clayton, Missouri 63105

4.	Notice in writing of the change has been mailed by the registered agent to the limited liability company named above.

In affirmation thereof, the facts stated are true:

/s/ [Illegible Signature]	Authorized signature

Authorized signature

Authorized signature

[Seal]	State of Missouri Robin Carnahan, Secretary of State Corporations Division P.O. Box 778 / 600 W. Main Street, Rm 322 Jefferson City, MO 65102

Statement of Change of Registered Agent and/or Registered Office

By a Foreign or Domestic For Profit or Nonprofit Corporation or a Limited Liability Company

Instructions

1.	This form is to be used by either a for profit or nonprofit corporation or a limited liability company to change either or both the name of its registered agent and/or the address of its existing registered agent.

2.	There is a $10.00 fee for filing this statement.

3.	P.O. Box may only be used in conjunction with a physical street address.

4.	Agent and address must be in the State of Missouri.

5.	The corporation may not act as its own agent.

Charter No.	LC0017416

(1)	The name of the business entity is:	CHESTERFIELD VILLAGE HOTEL, LLC

(2)	The address, including street and number, of its present registered office (before change) is:

120 South Central Avenue, Clayton, MO 63105
	Address		City/State/Zip

(3)	The address, including street and number, of its registered office is hereby changed to:

221 Bolivar Street, Jefferson City, MO 65101

	Address	(P.O. Box may only be used in conjunction with a physical street address)	City/State/Zip

(4)	The name of its present registered agent (before change) is:	Corporation Company

(5)	The name of the new registered agent is:	CSC - Lawyers Incorporating Service Company

Authorized signature of new registered agent must appear below:

/s/ Sylvia Queppet	Sylvia Queppet, Assistant Vice President

(May attach separate originally executed written consent to this form in lieu of this signature)

(6)	The address of its registered office and the address of the office of its registered agent, as changed, will be identical.

(7)	The change was duly authorized by the business entity named above.

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this filing arc subject to the penalties provided under Section 575.040, RSMo)

Promus Hotels, Inc., Sole Member

By:	/s/ K. Allen Anderson	K. Allen Anderson

	Authorized signature of officer or, if applicable, chairman of the board	Printed Name

	Vice President	10/24/06

	Title	month/day/year

Name and address to return filed document:

Name:	Corporation Service Company, Attn: Ashley Woodruff

Address:	2711 Centerville Road, Suite 400

City, State, and Zip Code:	Wilmington, DE 19808